Third Quarter 2023 Investor Presentation Parent company of

23rd Quarter 2023 Forward-Looking Information This presentation may include forward-looking statements by the Company and our authorized officers pertaining to such matters as our goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals, including those related to our merger with Flagstar Bancorp, Inc., which was completed on December 1, 2022, and our recent acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction. Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results. Our forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; changes in legislation, regulations, and policies; the success of our blockchain and fintech activities, investments and strategic partnerships; the restructuring of our mortgage business; the impact of failures or disruptions in or breaches of the Company’s operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed on December 1, 2022, and our recent acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction: the possibility that the anticipated benefits of the transactions will not be realized when expected or at all; the possibility of increased legal and compliance costs, including with respect to any litigation or regulatory actions related to the business practices of acquired companies or the combined business; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; and revenues following the transactions may be lower than expected. Additionally, there can be no assurance that the Community Benefits Agreement entered into with NCRC, which was contingent upon the closing of the Company’s merger with Flagstar Bancorp, Inc., will achieve the results or outcome originally expected or anticipated by us as a result of changes to our business strategy, performance of the U.S. economy, or changes to the laws and regulations affecting us, our customers, communities we serve, and the U.S. economy (including, but not limited to, tax laws and regulations). . More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Report on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and in other SEC reports we file. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this news release, on our conference call, during investor presentations, or in our SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov. Our Supplemental Use of Non-GAAP Financial Measures This presentation may contain certain non-GAAP financial measures which management believes to be useful to investors in understanding the Company’s performance and financial condition, and in comparing our performance and financial condition with those of other banks. Such non-GAAP financial measures are supplemental to, and are not to be considered in isolation or as a substitute for, measures calculated in accordance with GAAP. Cautionary Statements

33rd Quarter 2023 Solid balance sheet Strong operating performance • Total assets of $111.2 billion declined $7.6 billion compared to June 30, 2023, primarily due to lower cash balances resulting from a decrease in FDIC custodial deposits • Total loans of $84.0 billion increased $0.7 billion, or 0.9%, driven by growth in the commercial loan portfolios. • Total deposits of $82.7 billion includes $2 billion of deposits related to custodial deposits from the Signature transaction. ◦ Non-interest bearing deposits at 30% of total deposits compared to 34% at June 30th Financial and strategic highlights • As adjusted, Q3 2023 net income available to common stockholders totaled $266 million, compared to $345 million in Q2 2023 • As adjusted, Q3 2023 diluted EPS of $0.36 compared to $0.47 for Q2 2023 • Q3 2023 NIM of 3.27%, up 6 basis points compared to Q2 2023 • CET1 ratio 9.60% at September 30, 2023; remain well capitalized and well above the minimum thresholds for all applicable capital ratios • NPAs/Total Assets was 0.36%; NPLs/Total Loans was 0.47% • ALL/NPLs was 158% • Net charge-offs of $24 million Strong capital and disciplined credit 1. Calculation: (CET1 + AOCI – CF Hedge in AOCI) / RWA; Exclusion of AOCI adjusted for cash flow hedges on loan portfolio 2. Peer Group includes CFG, FCNC.A, FITB, HBAN, KEY, MTB, PNC, RF, TFC, USB

Quarterly income comparison

Flagstar Bank, N.A.

$mm	Q3 2023	Q2 2023	$ Change	% Change
Net interest income	$882	$900	$(18)	(2)%
Provision for credit losses (PCL)	62	49	13	27 %
Net interest income after PCL	820	851	(31)	(4)%
Fee income	58	48	10	21 %
Bank-owned life insurance	11	11	0	— %
Net loss on securities	0	(1)	1	N/M
Net return on mortgage servicing rights	23	25	(2)	(8)%
Net gain on loan sales and securitizations	28	25	3	12 %
Net loan administration income	19	39	(20)	(51)%
Bargain purchase gain	0	141	(141)	(100)%
Other noninterest income	21	14	7	50 %
Total noninterest income	160	302	(142)	(47)%
Compensation and benefits	346	289	57	20 %
Other	239	226	13	6 %
Total operating expenses	585	515	70	14 %
Intangible asset amortization	36	37	(1)	(3)%
Merger-related expenses	91	109	(18)	(17)%
Total non-interest expenses	712	661	51	8 %
Income before income taxes	**268**	**492**	**(224)**	**(46)%**
Provision for income taxes	61	79	(18)	(23)%
Net income	**$207**	**$413**	**$(206)**	**(50)%**
Preferred stock dividends	8	8	0	— %
Net income available to common stockholders	**$199**	**$405**	**$(206)**	**(51)%**
Basic earnings per common share	**$0.27**	**$0.55**	**$(0.28)**	**(51)%**
Diluted earnings per common share	**$0.27**	**$0.55**	**$(0.28)**	**(51)%**
Adjusted net income to available to common stockholders[1]	**$266**	**$345**	**$(79)**	**(23)%**
Adjusted diluted earnings per common share[1]	**$0.36**	**$0.47**	**$(0.11)**	**(23)%**
Dividends per common share	**$0.17**	**$0.17**	**$0.00**	**— %**
Profitability				
Net interest margin	3.27 %	3.21 %	6 bps	
Fallout adjusted rate lock commitments[2]	$4,379	$4,455	$(76)	
Net gain on loan sale margin	0.59 %	0.51 %	8 bps	

1. Non-GAAP number, please see reconciliations on page 30.
2. Rounded to the nearest hundred million.

Observations

Net interest income

- Net interest income decreased $18 million, down 2%, due to:
  - Average earning assets decreased $5.2 billion, or 4.6%, reflecting normalization of cash balances
  - Net interest margin was 3.27%, a 6 bps increase compared to 2Q23

Non-interest income

- Adjusted non-interest income[1] decreased $1 million, or 1%, due to:
  - Net loan administration income down $20 million, reflecting impact from decrease in loans being subserviced associated with Signature
  - Fee income, up $10 million, primarily due to a 12% increase in mortgage originations
  - Other income up $7 million, primarily due to higher PCG related income

Non-interest expense

- Non-interest expense increased $51 million, up 8%.
- Operating expenses increased $70 million, up 14%, primarily driven by impact from recently added private banking teams and revenue-driven performance

3rd Quarter 2023 4

Balance sheet highlights

Flagstar Bank, N.A.

$mm

	Balance at September 30, 2023	Balance at June 30, 2023	Incr (Decr)[1] $	Incr (Decr)[1] %
Cash, cash equivalents and due from banks	$ 6,929	$ 15,806	$ (8,877)	(56)%
Securities[2]	8,736	7,796	940	12 %
Loans held-for-sale	1,926	2,194	(268)	(12)%
Loans and leases HFI, net[3]	83,376	82,684	692	1 %
Other assets[4]	10,263	10,316	(53)	(1)%
Total assets	$ 111,230	$ 118,796	$ (7,566)	(6)%
Total deposits	$ 82,675	$ 88,497	$ (5,822)	(7)%
Total borrowed funds	14,585	16,412	(1,827)	(11)%
Other liabilities	2,977	2,827	150	5 %
Total liabilities	$ 100,237	$ 107,736	$ (7,499)	(7)%
Total Stockholders' equity	$ 10,993	$ 11,060	$ (67)	(1)%
Total liabilities and stockholders' equity	$ 111,230	$ 118,796	$ (7,566)	(6)%
Tangible book value per common share[5]	$ 10.25	$ 10.29	$ (0.04)	— %

1. Measured vs. the prior quarter
2. Securities include debt securities available-for-sale and equity investments with readily determinable fair values, at fair value.
3. Net of ACL
4. Other assets include MSR, FHLB stock, Premises and equipment, right-of-use assets, goodwill and intangibles, and BOLI.
5. References a non-GAAP number, please see reconciliations on page 31

Observations

Interest-earning assets

- HFI loans, net of ACL, grew $0.7 billion, or 1%, from the prior quarter
- Loans held for sale decreased $0.3 billion, or 12%
- Cash balances decreased $8.9 billion, or 56%, reflecting a decrease in custodial deposits associated with the Signature transaction and actions taken to reduce wholesale borrowings and brokered deposits

Interest and non-interest bearing liabilities

- Total deposits decreased $5.8 billion, or 7%, from the prior quarter, primarily due to decrease in custodial deposits associated with the Signature transaction and runoff of brokered deposits

Equity

- Tangible book value per share of $10.25

3rd Quarter 2023 5

63rd Quarter 2023 Deposits and loans • Highlights – Deposits generated through retail and commercial channels – Non-interest bearing deposits at 30% of total deposits. Excluding $2.0 billion of custodial deposits related to the Signature transaction, non-interest bearing deposits as a percent of total deposits decreased to 28% at September 30, 2023 from 29% at June 30, 2023. Total Deposits $82.7 billion Total Loans HFI $84.0 billion • Largest category of earning assets consists of loans held-for-investment which equaled $84.0 billion during 3Q23 – Commercial loans, excluding Multi-family, represents 45% of total HFI. – Majority of commercial loans are variable rate loans, including mortgage warehouse and specialty finance. • Disciplined client selection and underwriting Interest-Bearing Checking 21% MMA 17% Savings 11% CDs 21% Non-Interest-Bearing 30% Multi- family 44.9% CRE 12.5% 1-4 family 7.0% AD&C 3.4% Warehouse lending 6.6% C&I 22.5% Other 3.1%

73rd Quarter 2023 Deposits by segment and uninsured Deposits by Segment Uninsured Deposits Community Banking 4.2% Custodial 10.5% Online Banking 10.5% Premier Banking 2.5% Private Client Group 27.9% Retail Banking 31.8% Wholesale 9.9% Other 2.7% Insured 58.9% Uninsured 36.3% Uninsured - Collateralized Deposits 2.4% Uninsured Signature Custodial Deposits 2.4%

83rd Quarter 2023 Deposit flow analysis $88,497 $82,675 6/30/2023 Signature Custodials Wholesale Deposits Venture Capital Other 9/30/2023 Key Observations • -$3.9B Signature Custodial Deposits: Custodial deposits associated with the Signature transaction • -$1.2B Wholesale Deposits: Reflects runoff of higher cost brokered deposits • -$581M Venture Capital Deposits: Reflects decrease in deposits associated recently sold FDIC owned venture banking loan portfolio • -$49M All Other Deposits: Primarily due to lower consumer banking deposits and mortgage-related custodial deposits, partially offset by $0.3B higher PCG generated deposits and $0.2B higher community banking deposits -$3,946 -$1,246 -$581 -$49

93rd Quarter 2023 Asset quality metrics Ratio NYCB S&P US BMI Banks Index Peers At September 30, 2023 At June 30, 2023 At June 30, 2023 NCOs/Average Loans 0.03% 0.14% 0.23% Cumulative losses (a) 110 bp 2,461 bp 1,405 bp NPAs/Total Assets 0.36% 0.34% 0.41% NPLs/Total Loans 0.47% 0.47% 0.62% ALLL/NPLs 158% 338% 262% → Our asset quality metrics compare very favorably to both the S&P U.S. BMI Banks Index and our regional bank peers. (a) Since our IPO in 1993 and excludes taxi medallion-related net charge-offs.

103rd Quarter 2023 (a) Non-performing loans and total loans exclude covered loans and non-covered purchased credit-impaired (“PCI”) loans. (b) Non-performing loans are defined as non-accrual loans and loans 90 days or more past due but still accruing interest. Our non-performing loans at 12/31/16, 12/31/17, 12/31/18, 12/31/19, 12/31/20, 12/31/21, and 12/31/22 exclude taxi medallion-related loans. Credit quality Non-Performing Loans /Total Loans 0.78% 0.84% 0.55% 0.42% 0.19% 0.25% 0.33% 0.30% 0.33% 0.21% 0.16% 0.11% 0.11% 0.51% 2.47% 2.63% 1.28% 0.96% 0.35% 0.23% 0.13% 0.11% 0.07% 0.03% 0.07% 0.04% 0.06% 0.20% 0.47% 1.06% 0.85% 0.70% 0.63% 0.64% 0.83% 1.06% 1.11% 0.80% 0.52% 0.43% 0.60% 1.23% 2.36% 4.79% 4.69% 4.14% 3.57% 2.90% 2.26% 1.80% 1.61% 1.36% 0.85% 0.81% 0.95% 0.69% 0.52% 0.47% NYCB S&P U.S. BMI Banks Index 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Q3 2023 Average NPLs/Total Loans NYCB: 0.47% S&P U.S. BMI Banks Index: 0.47% (a)(b) (a) Our asset quality over various credit cycles has consistently been better than our industry peers

113rd Quarter 2023 Credit quality 1. Refer to slide 29 for list of peers 2. Source: Company disclosures, peers results as of 9/30/2023, except for peers 8 and 9 which are as of 6/30/2023 Non-performing Loans (NPLs) as a percent of total loans held-for-investment (LHFI) favorable compared to industry peer(1) median reflecting disciplined client selection and underwriting NPLs/LHFI 0.29% 0.38% 0.39% 0.43% 0.47% 0.47% 0.48% 0.49% 0.51% 0.63% 0.64% 0.64% 0.65% 0.87% 1.77% Peer 1 Peer 2 Peer 3 Peer 4 NYCB Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 Peer 12 Peer 13 Peer 14 Peer Median: 0.50% (2)

123rd Quarter 2023 Credit quality (a) The calculation of our net charge-offs to average loans excludes taxi medallion-related charge-offs of $59.6 million, $12.8 million, $10.2 million, $11.9 million, and $2 million, for 2017, 2018, 2019, 2020, 2021, and a $(6) million net recovery for 4Q22, respectively. Net Charge-Offs/Average Loans 0.01% 0.00% -0.01% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.03% 0.13% 0.21% 0.35% 0.13% 0.05% 0.01% -0.02% 0.00% 0.00% 0.01% 0.02% 0.02% -0.01% 0.01% 0.03% 0.48% 0.58% 0.60% 0.59% 0.56% 0.59% 0.85% 0.96% 0.77% 0.57% 0.50% 0.48% 0.68% 1.63% 2.84% 2.89% 1.77% 1.24% 0.76% 0.53% 0.46% 0.47% 0.48% 0.35% 0.40% 0.42% 0.09% 0.11% 0.14% NYCB S&P U.S. BMI Banks Index 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Q3 2023 Cumulative Total NYCB: 110 bp S&P U.S. BMI Banks Index: 2,461 bp Our current and historical net charge-offs demonstrate non-performing loans result in low levels of actual losses.

133rd Quarter 2023 Regulatory capital Ratio NYCB Peers At September 30, 2023 At June 30, 2023 Total Risk-Based Capital 11.98% 13.23% Tier 1 Risk-Based Capital 10.17% 11.26% Common Equity Tier 1 9.60% 10.28% Tier 1 Leverage 7.92% 8.98% → • We remain well capitalized and well above the minimum thresholds for all applicable ratios • Our ratios increased as compared to the prior quarter primarily due to the impact of our earnings

143rd Quarter 2023 Capital comparison 1. Calculation: (CET1 + AOCI – CF Hedge in AOCI) / RWA; Exclusion of AOCI adjusted for cash flow hedges on loan portfolio 2. Peer group includes CFG, FCNC.A, FITB, HBAN, KEY, MTB, PNC, RF, TFC, USB 3. Source: Company filings (SEC or regulatory) as of June 30, 2023 CET1 adjusted for AOCI(1) ranked in the top quartile compared to regional banks with assets greater than $100 billion(2) reflects disciplined capital management approach CET1 Adj 12.84% 9.59% 8.56% 8.12% 7.90% 7.72% 7.36% 6.81% 6.51% 6.44% 6.19% Peer 1 Peer 2 NYCB Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 CET1 Reported 13.38% 10.27% 10.16% 10.07% 9.82% 9.60% 9.60% 9.52% 9.49% 9.28% 9.07% Peer 1 Peer 5 Peer 2 Peer 6 Peer 3 NYCB Peer 8 Peer 4 Peer 9 Peer 10 Peer 7

153rd Quarter 2023 Community banking • Flagstar Bank, N.A. is a leading regional bank with a balanced, diversified lending platform • Second-largest multi-family portfolio lender in the country and the leading multi-family portfolio lender in the New York City • Second largest mortgage warehouse lender nationally based on total commitments. Mortgage origination and servicing • 7th largest bank originator of residential mortgages ($15.1 year-to- date September 30, 2023)(1) • 5th largest sub-servicer of mortgage loans nationwide, servicing 1.6 million loans as of September 30, 2023 Commercial and private banking • 134 private client banking teams with offices in 10 cities • 93 in the Northeast and 41 on the West Coast • High touch single-point-of-contact model Company overview l 436 Branches 1. Includes historical Flagstar originations prior to the business combination

163rd Quarter 2023 Total HFI Loans: $84.0 billion Loan portfolio • Majority of portfolio focused on low-risk multi-family loans on non-luxury, rent- regulated buildings - Market leader in this asset class having developed strong expertise and industry relationships over the last five decades • Average Q3 2023 yield on loan portfolio: 5.82% • Low risk credit culture and business strategy has resulted in superior asset quality through past cycles • Since 1993 losses have aggregated 13 bp on MF and 16 bp on CRE * Highlights: * Of aggregate originations Loans at 09/30/23 Multi- Family 44.9% CRE 12.5% ADC 3.4% C&I 29.1% 1-4 Family 7.0% Other 3.1%

173rd Quarter 2023 Multi-Family Portfolio Statistics for the three months ended September 30, 2023 • We are a leading indirect multi-family, rent regulated lender in the New York Metro Region. Multi-family loans have been our primary lending focus for the past five decades • 45% of loans held-for-investment • Majority of loans are in New York City • Weighted average LTV: 61% Originations: $6,622 $5,982 $8,711 $8,256 $8,387 $204 Net Charge-Offs (Recoveries): $0 $1 $(1) $1 $1 $2 Multi-Family portfolio Multi-Family Loan Portfolio (in millions) $29,904 $31,182 $32,261 $34,628 $38,130 $37,698 12/31/18 12/31/19 12/31/20 12/31/21 12/31/22 9/30/23

183rd Quarter 2023 • Diversified property types which are primarily income- producing in the normal course of business • For additional information on Office, see slide 19 • For additional information on Homebuilder see slide 20 Commercial Real Estate and ADC ($bn) Commercial real estate & ADC Portfolio Characteristics State Breakdown (by collateral location) Property Breakdown Collateral Type NBV Office $ 3.4 Retail 2.3 Other 1.8 Homebuilder 1.7 Owner-occupied Signature 1.6 Industrial 1.4 ADC 1.2 Total CRE & ADC $ 13.4 New York 41.7% Michigan 9.3% New Jersey 5.2% F lorida 5.1% Texas 3.1% Pennsylvania 2.9% Ohio 1.9% All other states 30.8% Office 25% Retail 17% Other 14% Homebuilder 13% Owner-occupied Signature 12% Industrial 10% ADC 9%

193rd Quarter 2023 Office portfolio characteristics Portfolio Profile Portfolio by location Manhattan 55% Queens; 7% PA; 5% NJ; 5% MI; 5% Nassau County-NY; 4% DC; 3% Suffolk County-NY; 3% Other; 13% UPB by contractual maturity year ($MM) $10 $311 $238 $325 $243 $285 $372 $1,623 2023 2024 2025 2026 2027 2028 2029 2030+ Total Portfolio: $3.4 billion Percent of Portfolio Multi-tenanted: 88% Percent Medical Office: 15% Weighted Average DSCR: 1.7x Weighted Average LTV: 59% Average Balance: $10 million Average Balance without Manhattan: $5 million Weighted Average Coupon: 4.60% Highlights • Sponsor led approach • Continue to perform enhanced monitoring on the portfolio • Two nonperforming loans totaling $124 million and net chargeoffs of $14 million • 26% rated special mention or substandard

203rd Quarter 2023 Home builder loan commitments(1) ($mm) ● National relationship-based lending platform launched in 1Q16 - Attractive asset class with good spreads (~375 bps) - Meaningful cross-sell opportunities including warehouse loans, commercial deposits and purchase originations ● Flagstar is well positioned - Focused on markets with strong housing fundamentals and higher growth potential - We do business with approximately 70 of the top 100 builders nationwide Home builder finance footprint Overview Housing supply remains tight 1. Includes loans classified as commercial real estate and commercial & industrial. $3,774 $4,107 $4,736 $4,840 $1,687 $1,808 $1,961 $2,131 $2,087 $2,299 $2,775 $2,709 Unpaid principal balance Unused 12/31/2022 03/31/23 06/30/23 09/30/23 Existing home sales (mm) Months supply of existing homes for sale 20 00 20 01 20 02 20 03 20 04 20 05 20 07 20 08 20 09 20 10 20 11 20 12 20 14 20 15 20 16 20 17 20 18 20 19 20 21 20 22 0 1 2 3 4 5 6 7 8 0 2 4 6 8 10 12 Source: Bloomberg (through 9/30/22) Homebuilder Finance

213rd Quarter 2023 Commercial & Industrial ($bn) Commercial and industrial portfolio Industry Breakdown NBV Specialty Finance $ 6.3 Asset Finance 6.2 Warehouse 5.6 MSR 2.0 Financial & Insurance 1.3 Other 3.0 Total C&I $ 24.4 Specialty F inance 26% Asset F inance 26% Warehouse 23% MSR 8% F inancial & Insurance 5% Other 12% 1 For additional information on Warehouse, see slide 22

223rd Quarter 2023 Warehouse loan commitments ($bn) Warehouse lending Lenders ranked by commitments ($mm) Source: Inside Mortgage Finance Report published on July 2023 with balances as of 6/30/2023. ● National relationship-based lending platform ● Attractive asset class with good spreads and low credit risk ● Well positioned to hold market share, leveraging relationships in complementary lines of business, including home builder finance and mortgage originations Net charge-offs and Collateral Breakdown 6 bps annual loss rate since 2006 $11.5 $12.6 $11.1 $12.1 $3.5 $5.4 $6.0 $5.6 $8.0 $7.2 $5.1 $6.5 Outstanding Commitments Unfunded Commitments 12/31/2022 03/31/23 06/30/23 09/30/23 6/30/2023 Rank Institution Total Share 1 JPMorgan Chase $ 20,000 20% 2 Flagstar Bancorp 10,667 10% 3 Merchants Bank 7,800 8% 4 TIAA FSB 6,400 6% 5 First Horizon 6,182 6% 6 Truist Bank 5,300 5% 7 Texas Capital 5,098 5% 8 Western Alliance 3,769 4% 9 M&T 3,200 3% 10 Customers Bank 3,100 3 % Top 10 $ 71,516 70% ● Loans are fully collateralized by mortgage loans being funded which are paid off once the loan is sold ● Historical net charge-offs on this portfolio prior to acquisition have been zero for the past 9 years Collateral Breakdown Agency & Conventional 50.6% Government 28.3% Jumbo 5.0% Non-QM 16.1% Warehouse - $5.6 billion (09/30/23)

Appendix

243rd Quarter 2023 Securities and funding composition • 2.53% cost of funds including non-interest bearing deposits • Significant capacity given eligibility of multi-family loans Total Funding: $97.3 billion • Entire portfolio is available for sale • Consists primarily of GSE-related securities • Overall average yield is 4.30% • 15% are variable rate Total Securities: $8.7 billion SECURITIES at 09/30/23 GSE Certificates 13% GSE CMOs 50% GSE Debentures 18% ABS 4% Corporates 8% Capital Trust Notes 1% Non-Agency CMO 2% Other 4% FUNDING at 09/30/23 FHLB 13% CD 18% Savings 10% Interest-Bearing Checking & MMA 32% Non- Interest Bearing 26% Other 2%

253rd Quarter 2023 Closings by mortgage type ($bn) Net gain on loan sales – revenue and margin Fallout-adjusted locks by channel ($bn) Closings by purpose ($bn) Mortgage banking $5 $20 $25 $26 0.56% 0.76% 0.51% 0.59% Gain on loan sale ($mm) Gain on sale margin (HFS) December 2022 1Q23 2Q23 3Q23 $0.7 $2.6 $4.5 $4.4 0.2 0.7 1.0 1.10.4 1.0 2.3 2.3 0.1 0.5 0.8 0.7 0.4 0.4 0.3 Correspondent Bulk Broker Retail December 2022 1Q23 2Q23 3Q23 $1.4 $2.6 $4.2 $4.7 0.7 1.6 2.8 3.1 0.4 0.4 0.4 0.4 0.3 0.6 1.0 1.2 Conventional Jumbo Government December 2022 1Q23 2Q23 3Q23 $1.4 $2.6 $4.2 $4.7 1.2 2.3 3.7 4.3 0.2 0.3 0.5 0.5 Purchase originations Refinance originations December 2022 1Q23 2Q23 3Q23 Retail Mix % 82% 85% 89% 90% 88% 86% 88% 90% Purchase Mix %

263rd Quarter 2023 154 7 35 Servicing portfolio MSR portfolio characteristics (% UPB) MSR portfolio statistics Net return (loss) on mortgage servicing rights ($mm) By Vintage 2023 10% 2022 23% 2021 29% 2020 22% 2020 & prior 16% By Investor F reddie 24% Fannie 57% GNMA 18% Private 1% Measure ($mm) 03/31/2023 06/30/2023 09/30/2023 Unpaid principal balance $72,594 $73,551 $75,801 Fair value of MSR $1,034 $1,031 $1,135 Capitalized rate (% of UPB) 1.42% 1.40% 1.50 % Note rate 3.78% 3.87% 4.00 % Service fee 0.31% 0.31% 0.31 % Average Measure ($000) UPB per loan $253 $253 $254 FICO 740 739 738 Loan to value 69.54% 69.47% 69.57% ($mm) 03/31/2023 06/30/2023 09/30/2023 Servicing fees, ancilliary income, and late fees $ 56 $ 54 $ 59 Decrease in MSR fair value due to pay-offs, pay-downs, run-off, model changes, and other (17) (36) (20) Changes in estimates of fair value due to interest rate risk (19) 40 57 Gain on MSR derivatives 3 (35) (73) Net transaction costs (1) 2 — Net return on the MSR $ 22 $ 25 $ 23 MSR asset $ 1,033 $ 1,031 $ 1,135 Net return on the MSR 8.5% 9.7% 8.0 % Quarter-end loans serviced (000’s) 1,388 1,453 1,638 1,590 283 288 292 299 1,038 1,095 1,274 1,219 67 70 72 72 Serviced for Others Subserviced for Others Flagstar Loans HFI 12/31/2022 3/31/2023 6/30/2023 9/30/2023

273rd Quarter 2023 September 30, 2023 June 30, 2023 March 31, 2023 December 31, 2022 Loans and Leases (1) Beginning balance - unamortized fair value mark $ 1,004 $ 1,118 $ 461 $ — Additions — — 698 479 Less: accretion and other (2) 101 114 41 18 Ending Balance $ 903 $ 1,004 $ 1,118 $ 461 Core deposits and other intangibles Beginning balance $ 697 $ 734 $ 287 $ — Additions — — 464 292 Less: amortization (2) 36 37 17 5 Ending Balance $ 661 $ 697 $ 734 $ 287 Balance sheet purchase accounting marks $mm Note – The balances above include the impact of the SBNY acquisition as well as the acquisitions prior to December 31, 2022. The summary only includes select information and is not intended to represent all purchase accounting adjustments. (1) Purchase accounting marks on loans and leases is comprised of credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the receivable or in full in the event of prepayment. (2) Accretion of fair value mark recognized in net interest income. Amortization of intangibles is recognized in noninterest expense.

28 Guidance(1) 1. See cautionary statements on slide 2. Provision for Credit Losses • Q4-23 NIM estimated to be between 3.00% to 3.10% Non-interest income • Q4-23 Gain on Sale revenue of $16 million to $20 million • Net return on MSR is 8% - 10% • Loan administration income estimated at $15 million Non-interest expense • Full-year 2023 range of $2.0 billion to $2.1 billion, excluding merger-related expenses and intangible amortization. 2023 Guidance • Approximately 23%Tax Rate Net interest margin • Provision for credit losses will be impacted by loan growth, charge-offs and the impact from changing macroeconomic conditions

293rd Quarter 2023 Peer group Peer Ticker Citizens Financial CFG Comerica CMA Fifth Third Bancorp FITB First Citizens Bancshares FCNC.A First Horizon Corporation FHN Huntington Bancshares Incorporated HBAN KeyCorp KEY M&T Bank Corporation MTB Regions Financial Corporation RF Synovus Financial Corporation SNV Valley National Bancorp VLY Webster Financial Corporation WBS Western Alliance Bancorporation WAL Zions Bancorporation ZION

303rd Quarter 2023 Adjusted net income and diluted earnings per share Three Months Ended September 30, 2023 Three Months Ended June 30, 2023 Three Months Ended September 30, 2022 Net income - GAAP $ 207 $ 413 $ 152 Merger-related and restructuring expenses, net of tax (1) 67 81 3 Bargain purchase gain — (141) — Initial provision for credit losses, net of tax — — — Provision for bond related credit losses, net of tax — — — Net income, as adjusted - non-GAAP $ 274 $ 353 $ 155 Preferred stock dividends 8 8 8 Net income available to common stockholders, as adjusted - non-GAAP $ 266 $ 345 $ 147 Diluted earnings per common share - GAAP $ 0.27 $ 0.55 $ 0.30 Diluted earnings per common share, as adjusted - non-GAAP $ 0.36 $ 0.47 $ 0.31 Shares used for diluted common EPS computation 724,912,890 723,726,994 466,094,357 Reconciliations of GAAP and non-GAAP measures $mm (1) Certain merger-related items are not taxable or deductible.

313rd Quarter 2023 Reconciliations of GAAP and non-GAAP measures $mm Non-GAAP Ratio Reconciliations Three months ended September 30, 2023 Three months ended June 30, 2023 Three months ended September 30, 2022 Total Stockholders’ Equity $ 10,993 $ 11,060 $ 6,746 Less: Goodwill and other intangible assets (3,087) (3,123) (2,426) Preferred stock (503) (503) (503) Tangible common stockholders’ equity $ 7,403 $ 7,434 $ 3,817 Total Assets $ 111,230 $ 118,796 $ 62,956 Less: Goodwill and other intangible assets (3,087) (3,123) (2,426) Tangible Assets $ 108,143 $ 115,673 $ 60,530 Average common stockholders’ equity $ 10,692 $ 10,387 $ 6,389 Less: Average goodwill and other intangible assets (3,111) (3,149) (2,426) Average tangible common stockholders’ equity $ 7,581 $ 7,238 $ 3,963 Average Assets $ 114,274 $ 121,273 $ 63,269 Less: Average goodwill and other intangible assets (3,111) (3,149) (2,426) Average tangible assets $ 111,163 $ 118,124 $ 60,843 Common shares outstanding 722,485,257 722,475,755 466,136,056 GAAP MEASURES: Return on average assets 0.72% 1.36% 0.96 % Return on average common stockholders' equity 7.42% 15.58% 9.01 % Book value per common share $ 14.52 $ 14.61 $ 13.39 Common stockholders’ equity to total assets 9.43% 8.89% 9.92 % NON-GAAP MEASURES: Return on average tangible assets 0.99% 1.19% 1.02 % Return on average tangible common stockholders’ equity 14.01% 19.05% 14.81 % Tangible book value per common share $10.25 $10.29 $8.19 Tangible common stockholders’ equity to tangible assets 6.85% 6.43% 6.31%

323rd Quarter 2023 Visit our website: ir.myNYCB.com E-mail requests to: ir@myNYCB.com Call Investor Relations at: (516) 683-4420 Write to: Investor Relations New York Community Bancorp, Inc. 102 Duffy Avenue Hicksville, NY 11801 For more information